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                                                                Exhibit 99.3

                                   ONDISPLAY, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of ONDISPLAY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, dated as of March 10, 2000 and March 9 2000, respectively, for the Special Meeting of Stockholders to be held on March 30, 2000, and at any and all adjournments thereof, and hereby appoints Mark Pine and David Larson, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side and as they deem advisable.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF ITEMS 1, 2 AND 3 ON THE REVERSE SIDE OF THIS PROXY, AND AS SAID PROXIES DEEM ADVISABLE on such other matters as may properly come before the special meeting.


SEE REVERSE (Continued and to be signed and dated on reverse side)   SEE REVERSE
   SIDE                                                                 SIDE


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

                                                  FOR      AGAINST   ABSTAIN
                                                 ------    -------   -------

1.   To approve the issuance of shares
     of OnDisplay common stock to
     stockholders of Oberon Software
     Incorporated in connection with the
     merger of a wholly-owned subsidiary
     of OnDisplay with Oberon.                     [ ]        [ ]       [ ]

2.   To approve an amendment to the 1996
     Stock Plan to increase the number
     of shares of common stock issuable
     under the plan from 4,975,000 to
     6,975,000 shares.                             [ ]        [ ]       [ ]

3.   To approve the 1999 Employee Stock
     Purchase Plan.                                [ ]        [ ]       [ ]


                    Mark here for address
                    change and note at left                             [ ]



                    Mark here if you plan to
                    attend the meeting                                  [ ]



                                    This Proxy should be marked, dated and
                                    signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

_________________________ DATE:________  ________________________DATE:__________
         Signature                                Signature